UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Fifth Street Finance Corp.

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Fifth Street Finance Corp.
777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830

Dear Stockholders:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Fifth Street Finance Corp. (the “Company”) to be held at the [Courtyard Rye, 631 Midland Avenue, Rye, New York 10580] on [          ], 2017, at [10:00 a.m.], local time. Stockholders of record at the close of business on [          ], 2017 are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. Details of the business to be conducted at the Special Meeting are given in the accompanying Notice of Special Meeting and proxy statement. This proxy statement is first being sent to stockholders on or about [          ], 2017. Your vote is very important to us.

Your Board of Directors unanimously recommends that you vote FOR the approval of a new investment advisory agreement between the Company and its investment adviser, Fifth Street Management LLC that will change the structure of the subordinated incentive fee on income to impose a total return hurdle provision and reduce the “preferred return”. You can vote by using the enclosed proxy card or voting by Internet, telephone or mail.

It is important that your shares be represented at the Special Meeting. Whether or not you expect to be present in person at the meeting, please sign the enclosed proxy and return it promptly in the envelope provided, vote via the Internet or telephone. Instructions are shown on the proxy card. Returning the proxy does not deprive you of your right to attend the Special Meeting and to vote your shares in person.

We look forward to seeing you at the Special Meeting. Your vote and participation, no matter how many or few shares you own, are very important to us.

Sincerely,

/s/ Patrick J. Dalton

Patrick J. Dalton
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on [          ], 2017.

The proxy statement is also available at http://fsc.fifthstreetfinance.com.

FIFTH STREET FINANCE CORP.
777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held at

[Courtyard Rye, 631 Midland Avenue, Rye, New York 10580]

[          ], 2017, [10:00 a.m.], local time

Dear Stockholders:

A Special Meeting of Stockholders (the “Special Meeting”) of Fifth Street Finance Corp., a Delaware corporation (the “Company”), will be held at the [Courtyard Rye, 631 Midland Avenue, Rye, New York 10580] on [       ], 2017, at [10:00 a.m.], local time. At the Special Meeting, in addition to transacting such other business as may properly come before the meeting and any adjournments and postponements thereof, stockholders will consider and vote on a new investment advisory agreement (the “New Investment Advisory Agreement”) between the Company and its investment adviser, Fifth Street Management LLC (the “Fifth Street Management”), that will change the structure of the subordinated incentive fee on income to impose a total return hurdle provision and reduce the “preferred return”. THE COMPANY’S BOARD OF DIRECTORS, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE NEW INVESTMENT ADVISORY AGREEMENT DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

Your vote is very important to us. Stockholders of record as of the close of business on [          ], 2017, the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting. Whether or not you plan to attend the meeting, we encourage you to vote your shares by following the instructions on the enclosed proxy card to vote your shares via the Internet or telephone, or by signing, dating and returning the proxy card in the postage-paid envelope provided. Please note, however, that if you wish to vote in-person at the meeting and your shares are held of record by a broker, bank, trustee or nominee, you must obtain a “legal” proxy issued in your name from that record holder.

We are not aware of any other business that may properly be brought before the Annual Meeting.

Thank you for your continued support of Fifth Street Finance Corp.

By order of the Board of Directors,

/s/ Bernard D. Berman

Bernard D. Berman
Chairman

Greenwich, CT
[         ], 2017

Your vote is very important to us. To ensure proper representation at the Special Meeting, please follow the instructions on the enclosed proxy card to vote your shares via the Internet or telephone, or by signing, dating and returning the proxy card in the postage-paid envelope provided. Even if you vote your shares prior to the Special Meeting, if you are a record holder of shares, or a beneficial holder who obtains “legal” proxy from your broker, bank, trustee or nominee, you still may attend the Special Meeting and vote your shares in person.

i

Fifth Street Finance Corp.

777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830

PROXY STATEMENT

Special Meeting of Stockholders

General

We are furnishing you this joint proxy statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Fifth Street Finance Corp. (the “Company,” “we,” “us,” or “our”) for use at a Special Meeting of Stockholders (the “Special Meeting”). This proxy statement is being provided to stockholders of record as of the Record Date (as defined below) on or about [          ], 2017. When we refer to the Company’s fiscal year, we mean the 12-month period ending September 30 of the stated year (for example, fiscal year 2016 was October 1, 2015 through September 30, 2016).

We encourage you to vote your shares, either by voting in-person at the Special Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you provide voting instructions, either via the Internet, by telephone or by mail, and the Company receives them in time for the Special Meeting, the persons named as proxies will vote your shares in the manner that you specified.

Special Meeting Information

Date and Location

We will hold the Special Meeting at the [Courtyard Rye, 631 Midland Avenue, Rye, New York 10580] on [          ], 2017 at [10:00 a.m.], local time.

Attendance

You are entitled to attend the Special Meeting only if you are a stockholder as of the close of business on the record date for the Special Meeting, which is [          ], 2017 (the “Record Date”), or you hold a valid proxy for the Special Meeting. You must present valid photo identification, such as a driver’s license or passport, for admittance. If you are not a stockholder of record of the Company but hold shares as a beneficial owner in street name, in order to attend the Special Meeting you must also provide proof of beneficial ownership, such as your most recent account statement prior to the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee or nominee, or other similar evidence of ownership of shares of the Company. Since seating is limited, admission to the meeting will be on a first-come, first-served basis.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Special Meeting. For security reasons, you and your bags may be subject to search prior to your admittance to the Special Meeting.

Availability of Proxy Statement

The proxy statement is also available at http://fsc.fifthstreetfinance.com.

Purpose of Special Meeting

In addition to transacting such other business as may properly come before the Special Meeting and any adjournments or postponements, at the Special Meeting, you will be asked to vote on a proposal to approve a new investment advisory agreement (the “New Investment Advisory Agreement”). The New Investment Advisory Agreement will change the structure of the subordinated incentive fee on income to impose a total return hurdle provision and reduce the “preferred return”.

Voting Information

General

THE COMPANY’S BOARD OF DIRECTORS, INCLUDING ALL OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE NEW INVESTMENT ADVISORY AGREEMENT.

Voting Securities

You may cast one vote for each share of common stock that you owned as of the Record Date. Shares of the Company’s common stock have equal voting rights as all other shares of such Company’s common stock and, in each case, are the Company’s only class of voting securities outstanding. [           ] shares of common stock were outstanding as of the Record Date.

Quorum Required

For the Company to conduct business at the Special Meeting, a quorum of stockholders must be present. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of the Company’s common stock outstanding on the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes.

Adjournment

The Chairman of the Special Meeting shall have the power to adjourn the Special Meeting, whether or not a quorum is present, from time to time for any reason and without notice other than announcement at the Special Meeting.

Submitting Voting Instructions for Shares Held Through a Broker, Bank, Trustee or Nominee

If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee, you must follow the voting instructions you receive from your broker, bank, trustee or nominee. If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee and want to vote in-person at the Special Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Special Meeting. Please instruct your broker, bank, trustee or nominee so your vote can be counted.

Discretionary Voting

Brokers, banks, trustees and nominees have discretionary authority to vote on “routine” matters, but not on “non-routine” matters. There are no “routine” matters being considered at the Special Meeting. If you hold your shares in street name (or “nominee name”) and do not provide your broker, bank, trustee or nominee who holds such shares of record with specific instructions regarding how to vote on the proposal, your broker will not be permitted to vote your shares on the proposal.

Please note that to be sure your vote is counted, you should instruct your broker, bank, trustee or nominee how to vote your shares. If you do not provide voting instructions, votes may not be cast on your behalf with respect to the proposal at the Special Meeting.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares of the Company’s common stock, you may authorize a proxy to vote on your behalf by following the instructions provided on the enclosed proxy card. Authorizing your proxy will not limit your right to vote in-person at the Special Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares according to the Board’s recommendations. Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

Receipt of Multiple Proxy Cards

Many of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure that all of your shares are represented at the Special Meeting, we recommend that you vote every proxy card you receive.

Revoking Your Proxy

If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by: (i) delivering a written revocation notice that is received prior to the Special Meeting to Kerry Acocella, Secretary, Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830; (ii) submitting a later-dated proxy that we receive no later than the conclusion of voting at the Special Meeting; or (iii) voting in-person at the Special Meeting. If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee, you must follow the instructions you receive from them in order to revoke your voting instructions. Attending the Special Meeting does not revoke your proxy unless you also vote in-person at the Special Meeting.

Votes Required

Approval of the New Investment Advisory Agreement requires the affirmative vote of a “majority of the outstanding voting securities” of the Company. Under the Investment Company Act of 1940, as amended (the “1940 Act”), a “majority of the outstanding voting securities” means the affirmative vote of the lesser of (a) 67% or more of the shares of the Company present or represented by proxy at the Special Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Special Meeting or (b) more than 50% of the outstanding shares. Abstentions will have the effect of a vote against this proposal. If the New Investment Advisory Agreement is approved by the Company’s stockholders, the revised fee structure is expected to become effective beginning with the Company’s fiscal quarter that commenced on January 1, 2017. If the Company’s stockholders do not approve the proposal, the current investment advisory agreement with Fifth Street Management (the “Current Investment Advisory Agreement”) will remain in effect.

Information Regarding This Solicitation

The Company will bear its expenses associated with the solicitation of proxies. In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone or facsimile, by our administrator, FSC CT LLC (“FSC CT”) or Fifth Street Management regular employees without additional compensation. The principal address of FSC CT is 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830. FSC CT has engaged Alliance Advisors, LLC to provide certain proxy solicitation services, for which it will be paid a fee of $12,500 plus reimbursement of out-of-pocket expenses. We will reimburse brokers and other persons holding the Company’s common stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 8, 2017, the beneficial ownership information of each current director and the nominees for director of the Company, as well as the Company’s executive officers, each person known to it to beneficially own 5% or more of the outstanding shares of its common stock, and the executive officers and directors as a group. Percentage of beneficial ownership is based on 140,960,538 shares of common stock outstanding as of February 8, 2017.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of the shares of the Company’s common stock is based upon filings by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table below has sole voting and investment power over the shares beneficially owned by such beneficial owner. The directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”). The address of all executive officers and directors is c/o Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830.

Name	Number of Shares of Common Stock Owned Beneficially	Percentage of Company Common Stock Outstanding
Interested Directors:
Bernard D. Berman(1)	25,968	*
Patrick J. Dalton	0	*
Sandeep K. Khorana	300	*
Independent Directors:
James Castro-Blanco	13,100	*
Brian S. Dunn(1)	30,000	*
Richard P. Dutkiewicz(1)	20,230	*
Byron J. Haney(1)	10,000	*
Douglas F. Ray	9,336	*
Executive Officers Who Are Not Directors:
Steven M. Noreika	604	*
All Officers and Directors as a Group(2)	109,538	*
5% Holders
Leonard M. Tannenbaum(1)(3)	21,676,402	15.4%

*	Represents less than 1%
(1)	Shares owned include shares held in a brokerage account that may be pledged as loan collateral on a margin basis.
(2)	Amount only includes Section 16(a) reporting persons of the Company.
(3)	The address for Leonard M. Tannenbaum is 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830. As reported on the Schedule 13D/A filed by Mr. Tannenbaum on December 21, 2016 and the Form 4 filed by Mr. Tannenbaum on December 28, 2016, of the shares of Company common stock over which Mr. Tannenbaum has (a) sole voting and dispositive power: (i) 12,073,551 shares are held by him directly; (ii) 80,000 shares are held by the Leonard M. Tannenbaum Foundation, for which Mr. Tannenbaum serves as the President; and (iii) 1,122,281 shares are held by 777 West Putnam Avenue LLC, for which Mr. Tannenbaum holds a majority of the equity interest of the sole member; and (b) shared voting and dispositive power, (i) 1,050 shares are directly held by his spouse and (ii) 8,399,520 are directly held by Fifth Street Holdings L.P. (“Holdings”) The address for Holdings is 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830.

As indicated above, certain of our officers and directors hold shares in margin accounts. As of February 8, 2017, no shares in such margin accounts were pledged as loan collateral. Our insider trading policy prohibits share pledges, except in limited cases with the pre-approval of our chief compliance officer.

The following table sets forth, as of February 8, 2017, the dollar range of our equity securities that is beneficially owned by each of our directors.

Name	Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Interested Directors:
Bernard D. Berman	Over $100,000
Patrick J. Dalton	None
Sandeep K. Khorana	$1 – $10,000
Independent Directors:
James Castro-Blanco	$50,001 – $100,000
Brian S. Dunn	Over $100,000
Richard P. Dutkiewicz	Over $100,000
Byron J. Haney	$50,001 – $100,000
Douglas F. Ray	$50,001 – $100,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)	The dollar range of equity securities beneficially owned in us is based on the closing price per share for FSC’s common stock of $5.61 on February 8, 2017 on the NASDAQ Global Select Market.
(3)	The dollar range of equity securities beneficially owned are: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.

PROPOSAL 1 — APPROVAL OF NEW INVESTMENT ADVISORY AGREEMENT

We are asking stockholders to approve the New Investment Advisory Agreement, pursuant to which Fifth Street Management will continue to serve as the investment adviser to the Company.

Background

Fifth Street Management has provided investment advisory services to the Company since its inception. Subject to the oversight of the Board, Fifth Street Management serves as the Company’s investment adviser and is responsible for managing the Company’s investments on a day-to-day basis. Fifth Street Management is a direct wholly-owned subsidiary of Holdings and an indirect partially-owned subsidiary of Fifth Street Asset Management, Inc. (“FSAM”). Leonard M. Tannenbaum is the chief executive officer of both Fifth Street Management and FSAM and chairman of FSAM’s board of directors. Mr. Tannenbaum and Mr. Berman, the chairman of the Board, together hold greater than 95% of the combined voting power of FSAM. In addition, Patrick J. Dalton, our chief executive officer, serves as co-president of Fifth Street Management and Steven M. Noreika, our chief financial officer, and Kerry S. Acocella, our chief compliance officer and secretary, serve in the same roles for Fifth Street Management. The board of directors of FSAM is currently comprised of: Mr. Tannenbaum; Alexander C. Frank, chief operating officer and chief financial officer of FSAM; Michael W. Arthur, head of Michael Arthur & Associates, a consulting and interim management firm; Nathaniel August, founder and President of Mangrove Partners; Thomas H. Brandt, co-owner and Director of Real Estate of College Street Foods, LLC; Thomas L. Harrison, chairman emeritus of Diversified Agency Services, a division of the Omnicom Group; and James F. Velgot, the former Chief of Staff of FSAM.

Fifth Street Management has a history of making changes to its fee structure that are in the best interests of the Company’s stockholders in an effort to maintain a fee structure that is in line with its peers. For example, effective as of January 1 2016, Fifth Street Management agreed to reduce the base management fee payable under the Current Investment Advisory Agreement by 0.25%, from 2.00% to 1.75%, which base management fee is payable on total gross assets of the Company (excluding cash and cash equivalents). For the period from January 1 2016 to December 31, 2016, this change resulted in a reduction of $5.4 million in base management fees payable by the Company.

As a result of this change in base management fee:

•	the Company’s expense ratio, which is the ratio of total non-interest expenses (excluding non-recurring incremental professional expenses in the 2016 fiscal year) to total assets, decreased from 3.5% for the 2015 fiscal year to 3.2% for the 2016 fiscal year; and
•	the Company’s efficiency ratio, which is the ratio of total non-interest expenses to total investment income, decreased from 45.2% to 39.8%

The proposal to approve the New Investment Advisory Agreement is the result of a proposed change to the structure of the subordinated incentive fee on income to impose a total return hurdle provision and reduce the “preferred return.” These changes should provide a long-term sustainable solution for the Company’s stockholders and further increase the alignment between Fifth Street Management and the Company’s stockholders. The proposal includes:

•	Implementing a permanent total return hurdle, which may decrease the incentive fee by 25% per quarter after taking into account any realized and unrealized losses. Only one member of the Company’s peer group has a permanent total return hurdle.
•	Total return hurdle will have a look-back feature, which expands every quarter, scaling up to a three-year lookback once fully phased in, and will become retroactive to January 1, 2017.
•	Decreasing the hurdle rate to 7.00% on the net investment income portion of the incentive fee, which is in line with the median for the Company’s peer group.

Implementing a permanent total return hurdle is another step towards increasing the alignment between the Company’s investment adviser, Fifth Street Management, and the stockholders of the Company, while still allowing Fifth Street Management to remain competitive in attracting the best talent to manage capital for the Company’s stockholders. The total return hurdle should create an additional focus on long-term total return through generation of current income on debt investments and, to a lesser extent, capital appreciation on equity investments.

The 1940 Act requires that the New Investment Advisory Agreement be approved by the Company’s stockholders in order for it to become effective. Prior to the Board’s annual review of the Current Investment Advisory Agreement at its January 12, 2017 in-person meeting, the Board was provided materials regarding both the Current Investment Advisory Agreement and the New Investment Advisory Agreement. The Board discussed whether it would be in the best interests of the Company to approve the New Investment Advisory Agreement, to take effect beginning with the Company’s fiscal quarter that commenced on January 1, 2017. The Board, including all of the independent directors, approved the continuation of the Current Investment Advisory Agreement, unanimously approved the New Investment Advisory Agreement and recommended that the New Investment Advisory Agreement be submitted to the Company’s stockholders for approval at the Special Meeting.

If the New Investment Advisory Agreement is approved by the Company’s stockholders, it is expected to be effective beginning with the Company’s fiscal quarter that commenced on January 1, 2017. If the Company’s stockholders do not approve the proposal, the Current Investment Advisory Agreement will remain in effect. Fifth Street Management believes that failure to approve the New Investment Advisory Agreement might:

•	reduce our ability to compete for lower yielding assets with attractive risk-adjusted returns;
•	disincentivize Fifth Street Management from investing in such assets;
•	keep a legacy fee structure that does not reflect the current market or yield environment; and
•	affect Fifth Street Management’s ability to retain and be competitive in hiring skilled investment professionals.

A copy of the form of the New Investment Advisory Agreement is attached to this proxy statement as Exhibit A. The following description of the material terms of the New Investment Advisory Agreement is only a summary and is qualified in its entirety by reference to Exhibit A.

Overview of Fifth Street Management

Management Services

Our investment adviser, Fifth Street Management, is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Fifth Street Management currently serves pursuant to the Current Investment Advisory Agreement in accordance with the Advisers Act. Subject to the overall supervision of our Board, Fifth Street Management manages our day-to-day operations and provides us with investment advisory services. Under the terms of Current Investment Advisory Agreement and the proposed terms of the New Investment Advisory Agreement, Fifth Street Management:

•	determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;
•	determines what securities we purchase, retain or sell;
•	identifies, evaluates and negotiates the structure of the investments we make; and
•	executes, monitors and services the investments we make.

Fifth Street Management’s services under the investment advisory agreement may not be exclusive and it is free to furnish similar services to other entities so long as its services to us are not impaired.

Management Fee

We pay Fifth Street Management a fee for its services under the investment advisory agreement consisting of two components — a base management fee and an incentive fee. The cost of both the base management fee payable to Fifth Street Management and any incentive fees earned by Fifth Street Management will ultimately be borne by our common stockholders.

Base Management Fee

Under the New Investment Advisory Agreement, the base management fee on total gross assets (excluding cash and cash equivalents) will be 1.75%, which is identical to the terms of the Current Investment Advisory Agreement.

Incentive Fee

The incentive fee consists of two parts. Under the New Investment Advisory Agreement, the first part of the incentive fee, which is referred to as the subordinated incentive fee on income, will be calculated and payable quarterly in arrears based upon our “pre-incentive fee net investment income” for the immediately preceding quarter. The payment of the subordinated incentive fee on income will be subject to payment of a preferred return to investors each quarter (i.e., a “hurdle rate”), expressed as a rate of return on the value of our net assets at the end of the most recently completed fiscal quarter, of 1.75%, subject to a “catch up” feature.

For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees, other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the fiscal quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the administration agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The calculation of the subordinated incentive fee on income for each quarter is as follows:

•	No subordinated incentive fee is payable to Fifth Street Management in any fiscal quarter in which our pre-incentive fee net investment income does not exceed the preferred return rate of 1.75% (the “preferred return”) on net assets;
•	100% of our pre-incentive fee net investment income, if any, that exceeds the preferred return but is less than or equal to 2.1875% in any fiscal quarter is payable to Fifth Street Management. We refer to this portion of the subordinated incentive fee on income as the “catch-up” provision, and it is intended to provide Fifth Street Management with an incentive fee of 20% on all of our pre-incentive fee net investment income when our pre-incentive fee net investment income reaches 2.1875% on net assets in any fiscal quarter; and
•	For any quarter in which our pre-incentive fee net investment income exceeds 2.1875% on net assets, the subordinated incentive fee on income is equal to 20% of the amount of our pre-incentive fee net investment income, as the preferred return and catch-up will have been achieved.

In the event the cumulative subordinated incentive fee on income accrued for the Lookback Period (after giving effect to any reduction(s) pursuant to this paragraph for any prior fiscal quarters of the Lookback Period but not the quarter of calculation) exceeds 20.0% of the cumulative net increase in net assets resulting from operations during the Lookback Period, then the subordinated incentive fee on income for the quarter shall be reduced by an amount equal to (1) 25% of the subordinated incentive fee on income calculated for such quarter (prior to giving effect to any reduction pursuant to this paragraph) less (2) any base management fees waived by Fifth Street Management for such fiscal quarter. For this purpose, the “cumulative net increase in net assets resulting from operations” is an amount, if positive, equal to the sum of pre-incentive fee net investment income, base management fees, realized gains and losses and unrealized capital appreciation and depreciation of the Company for the Lookback Period. “Lookback Period” means (1) through December 31, 2019, the period which commences on the effective date of the New Investment Advisory Agreement and ends on the last day of the fiscal quarter for which the subordinated incentive fee on income is being calculated, and (2) after December 31, 2019, the fiscal quarter for which the subordinated incentive fee on income is being calculated and the eleven preceding fiscal quarters.

There is no accumulation of amounts on the hurdle rate from quarter to quarter and accordingly there is no clawback of amounts previously paid if subsequent quarters are below the quarterly hurdle. For the avoidance of doubt, the New Investment Advisory Agreement will not have any effect on the fees which were paid to Fifth Street Management pursuant to the Current Investment Advisory Agreement for the fiscal quarter ended December 31, 2016.

The following is a graphical representation of the calculation of the subordinated incentive fee on income under the New Investment Advisory Agreement:

Quarterly Subordinated Incentive Fee on Income
Pre-incentive fee net investment income
(expressed as a percentage of net assets)

Percentage of pre-incentive fee net investment income allocated to income-related portion of incentive fee
(subject to total return requirement)

The second part of the incentive fee is determined and payable in arrears as of the end of each fiscal year (or upon termination of the investment advisory agreement, as of the termination date) and equals 20% of our realized capital gains, if any, on a cumulative basis from inception through the end of each fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees, provided that, the incentive fee determined as of September 30, 2008 was calculated for a period of shorter than twelve calendar months to take into account any realized capital gains computed net of all realized capital losses and unrealized capital depreciation from inception. As of September 30, 2016, the Company had realized capital losses from inception of an aggregate of more than $300 million, all of which would need to be earned in the form of realized capital gains before the Company could pay Fifth Street Management a capital gains incentive fee.

Examples of Quarterly Incentive Fee Calculation

Example 1: Income Related Portion of Incentive Fee for Each Fiscal Quarter

Alternative 1

Assumptions

Preferred return = 1.75%

Net assets at end of most recently completed quarter = $1.1 billion

Investment income (including interest, dividends, fees, etc.) = $30 million
Management fee(1) = $9 million
Other expenses (legal, accounting, custodian, transfer agent, etc.)(2) = $6 million
Pre-incentive fee net investment income
(investment income – (management fee + other expenses) = $15 million
Pre-incentive fee net investment income as % of net assets at prior quarter end = 1.3636%
Cumulative subordinated incentive fee on income accrued for Lookback Period = $5 million
Cumulative net increase in net assets resulting from operations during Lookback

Period = $100 million

Pre-incentive fee net investment income does not exceed the preferred return, therefore there is no subordinated incentive fee on income.

Alternative 2

Assumptions

Preferred return = 1.75%

Net assets at end of most recently completed quarter = $1.1 billion

Investment income (including interest, dividends, fees, etc.) = $35 million
Management fee(1) = $9 million
Other expenses (legal, accounting, custodian, transfer agent, etc.)(2) = $6 million
Pre-incentive fee net investment income
(investment income – (management fee + other expenses) = $20 million
Pre-incentive fee net investment income as % of net assets at prior quarter end = 1.8182%
Cumulative subordinated incentive fee on income accrued for Lookback Period = $5 million
Cumulative net increase in net assets resulting from operations during Lookback Period = $100 million
Subordinated incentive fee = 100% × pre-incentive fee net investment income (subject to “catch-up”)(3)
    = 100% × (1.8182% – 1.75%)
    = 0.0682% × $1.1 billion = $750,200

Pre-incentive fee net investment income exceeds the preferred return, but does not fully satisfy the “catch-up” provision, therefore the subordinated incentive fee on income is 0.0682% of net assets at prior quarter end or $750,200.

Alternative 3

Assumptions

Preferred return = 1.75%

Net assets at end of most recently completed quarter = $1.1 billion

Investment income (including interest, dividends, fees, etc.) = $40 million
Management fee(1) = $9 million
Other expenses (legal, accounting, custodian, transfer agent, etc.)(2) = $6 million
Pre-incentive fee net investment income
(investment income – (management fee + other expenses) = $25 million
Pre-incentive fee net investment income as % of net assets at prior quarter end = 2.2727%
Cumulative subordinated incentive fee on income accrued for Lookback Period = $5 million
Cumulative net increase in net assets resulting from operations during Lookback Period = $100 million
Subordinated incentive fee = 100% × pre-incentive fee net investment income (subject to “catch-up”)(3)
Subordinated incentive fee = 100% × “catch-up” + (20% × (pre-incentive fee net investment income – 2.1875%))

Catch up = 2.1875% – 1.75%
        = 0.4375%

Subordinated incentive fee = (100% × 0.4375%) + (20% × (2.2727% – 2.1875%))
        = 0.4375% + (20% × 0.0852%)
        = 0.4375% + 0.0174%
        = 0.4545% × $1.1 billion = $5 million

Pre-incentive fee net investment income exceeds the preferred return, and fully satisfies the “catch-up” provision, therefore the subordinated incentive fee on income is 0.4545% of net assets at prior quarter end or $5 million.

Alternative 4

Assumptions

Preferred return = 1.75%

Net assets at end of most recently completed quarter = $1.1 billion

Investment income (including interest, dividends, fees, etc.) = $40 million
Management fee(1) = $9 million
Other expenses (legal, accounting, custodian, transfer agent, etc.)(2) = $6 million
Pre-incentive fee net investment income
(investment income – (management fee + other expenses) = $25 million
Pre-incentive fee net investment income as % of net assets at prior quarter end = 2.2727%
Cumulative subordinated incentive fee on income accrued for Lookback Period = $5 million
Cumulative net increase in net assets resulting from operations during Lookback Period = $25 million

Subordinated incentive fee = 100% × pre-incentive fee net investment income (subject to “catch-up”)(3)

Subordinated incentive fee = 100% × “catch-up” + (20% × (pre-incentive fee net investment income – 2.1875%))

Catch up = 2.1875% – 1.75%
        = 0.4375%

Subordinated incentive fee = (100% × 0.4375%) + (20% × (2.2727% – 2.1875%))
        = 0.4375% + (20% × 0.0852%)
        = 0.4375% + 0.0174%
        = 0.4545% × $1.1 billion = $5 million

Cumulative subordinated incentive fee on income accrued for Lookback Period = $5 million

Cumulative net increase in net assets resulting from operations during Lookback Period = $20 million × 20% = $4 million

Reduction of subordinated incentive fee on income = $5 million × 25% = $1.25 million

Subordinated incentive fee on Income after reduction = $3.75 million

Pre-incentive fee net investment income exceeds the preferred return, and fully satisfies the “catch-up” provision, therefore the subordinated incentive fee on income is 0.4545% of net assets at prior quarter end or $5 million. However, since the cumulative subordinated incentive fee on income accrued for the Lookback Period exceeds the cumulative net increase in net assets resulting from operations during the Lookback Period, the subordinated incentive fee on income is reduced by 25% to $3.75 million.

(1)	Represents 1.75% annualized base management fee.
(2)	Excludes organizational and offering expenses.
(3)	The “catch-up” provision is intended to provide the Adviser with a subordinated incentive fee of 20% on all pre-incentive fee net investment income as if a preferred return did not apply when the Company’s pre-incentive fee net investment income exceeds 2.1875% in any quarter.

Example 2: Capital Gains Portion of Incentive Fee(*):

Alternative 1

Assumptions

Year 1: $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”)

Year 2: Investment A sold for $50 million and fair market value (“FMV”) of Investment B determined to be $32 million

Year 3: FMV of Investment B determined to be $25 million

Year 4: Investment B sold for $31 million

The capital gains portion of the incentive fee would be:

Year 1: None

Year 2: Capital gains incentive fee of $6 million ($30 million realized capital gains on sale of Investment A multiplied by 20%)

Year 3: None  $5 million (20% multiplied by ($30 million cumulative capital gains less $5 million cumulative capital depreciation)) less $6 million (previous capital gains fee paid in Year 2)(1)

Year 4: Capital gains incentive fee of $200,000  $6.2 million ($31 million cumulative realized capital gains multiplied by 20%) less $6 million (capital gains incentive fee taken in Year 2)

Alternative 2

Assumptions

Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”)

Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million

Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million

Year 4: FMV of Investment B determined to be $35 million

Year 5: Investment B sold for $20 million

The capital gains incentive fee, if any, would be:

Year 1: None

Year 2: $5 million capital gains incentive fee  20% multiplied by $25 million ($30 million realized capital gains on Investment A less unrealized capital depreciation on Investment B)

Year 3: $1.4 million capital gains incentive fee  $6.4 million (20% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million unrealized capital depreciation)) less $5 million capital gains incentive fee received in Year 2

Year 4: None

Year 5: None  $5 million (20% multiplied by $25 million (cumulative realized capital gains of $35 million less realized capital losses of $10 million)) less $6.4 million cumulative capital gains incentive fee paid in Year 2 and Year 3(2)

*	The hypothetical amounts of returns shown are based on a percentage of the Company’s total net assets and assume no leverage. There is no guarantee that positive returns will be realized and actual returns may vary from those shown in this example.
(1)	As illustrated in Year 3 of Alternative 1 above, if the Company were to be wound up on a date other than its fiscal year end of any year, the Company may have paid aggregate capital gains incentive fees that are more than the amount of such fees that would be payable if the Company had been wound up on its fiscal year end of such year.
(2)	As noted above, it is possible that the cumulative aggregate capital gains fee received by the Adviser ($6.4 million) is effectively greater than $5 million (20% of cumulative aggregate realized capital gains less net realized capital losses or net unrealized depreciation ($25 million)).

Comparison of Fee Structures

The following table compares the fee structures under the Current Investment Advisory Agreement and the New Investment Advisory Agreement:

	Current Investment Advisory Agreement	New Investment Advisory Agreement
Management Fee
Base Management Fee	1.75%	1.75%
Measured Net of Cash	YES	YES
Incentive Fee
Rate on Net Investment Income	20.0%	20.0%
Annualized Hurdle Rate	8.0%	7.0%
Total Return Hurdle	NO	YES (3-year lookback)
Catch-up Provision	YES	YES
Rate on Net Realized Capital Gains	20.0%	20.0%

The below chart reflects the differences in the subordinated incentive fee on income when comparing the actual fees accrued for the calendar year ended December 31, 2016 under the Current Investment Advisory Agreement to the fees that would have been accrued were such fees calculated under the New Investment Advisory Agreement for the same period (assuming that the look-back period had started January 1, 2016 instead of the proposed effective date of January 1, 2017). No capital gains incentive fee was payable under the Current Investment Advisory Agreement and no capital gains fee would have been payable under the New Investment Advisory Agreement.

	Calculated Under Current Investment Advisory Agreement For the Year Ended December 31, 2016	Calculated Under New Investment Advisory Agreement For the Year Ended December 31, 2016	Difference ($)	Difference (%)
Subordinated Incentive Fee on Income	$[ ] million	$[ ]million	$[ ] million	[ ]%

Duration and Termination

The Current Investment Advisory Agreement was most recently approved by our Board at an in-person meeting held on January 12, 2017.

If the Company’s stockholders approve the New Investment Advisory Agreement, unless earlier terminated as described below, the New Investment Advisory Agreement will remain in effect from year-to-year if approved annually by our Board or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not interested persons. Like the Current Investment Advisory Agreement, the New Investment Advisory Agreement will automatically terminate in the event of its assignment. The New Investment Advisory Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other. The New Investment Advisory Agreement may also be terminated, without penalty, upon the vote of a majority of our outstanding voting securities.

Indemnification

The New Investment Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of their respective duties or by reason of the reckless disregard of their respective duties and obligations, Fifth Street Management and its officers, managers, partners, agents, employees, controlling persons, members (or their owners) and any other person or entity affiliated with it, are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of Fifth Street Management’s services under the New Investment Advisory Agreement or otherwise as our investment adviser.

Organization of Fifth Street Management

Fifth Street Management is a Delaware limited liability company that registered as an investment adviser under the Advisers Act. The principal address of Fifth Street Management and its parent companies is 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830.

Board Approval of the New Investment Advisory Agreement

The investment advisory agreement was first approved by our Board on December 13, 2007 and by a majority of the limited partners of Fifth Street Mezzanine Partners III, L.P., our predecessor fund, through a written consent first solicited on December 14, 2007. On March 14, 2008, our Board, including all of the independent directors, approved an amendment to the investment advisory agreement that revised the investment advisory agreement to clarify the calculation of the base management fee. Such amendment was also approved by a majority of our outstanding voting securities through a written consent first solicited on April 7, 2008. On May 2, 2011, the investment advisory agreement was further amended, as approved by our Board, to exclude management fees on any assets held in the form of cash and cash equivalents. At a meeting of the Board held on January 19, 2016, the Board, including a majority of the independent directors, approved the Current Investment Advisory Agreement that permanently reduced the base management fee payable to Fifth Street Management on gross assets, excluding cash and cash equivalents, from 2.00% to 1.75% effective as of January 1, 2016. At an in-person meeting of the Board held on January 12, 2017, the Board, including all of the independent directors, unanimously approved the New Investment Advisory Agreement. In reaching a decision to approve the New Investment Advisory Agreement, the Board reviewed a significant amount of information and considered, among other things:

•	the nature, extent and quality of services to be performed by Fifth Street Management;
•	the investment performance of the Company and that of its portfolio managers with other investment portfolios with similar strategies to the Company;
•	the anticipated costs of providing services to the Company;
•	the anticipated profitability of the relationship between the Company and Fifth Street Management;
•	comparative information on fees and expenses borne by other comparable business development companies and, as applicable, advised accounts;
•	comparative business development company performance and other competitive factors;
•	the extent to which economies of scale have been realized as the Company has grown; and
•	whether proposed fee levels reflect these economies of scale for the benefit of the Company’s investors.

The Board noted that the terms of the New Investment Advisory Agreement, would implement a total return hurdle, which may decrease the incentive fee by up to 25% per quarter based on realized and unrealized losses beginning with the Company’s fiscal quarter that commenced on January 1, 2017. The Board further noted that, among the peer group of four business development companies with total assets over $2 billion and a portfolio vintage consistent with that of the Company, only one business development company had a total return hurdle.

The Board also noted that the reduced hurdle rate is in line with the median of the Company’s peer group and should allow the Company to reposition the portfolio into safer, lower-yielding assets. The Board believes that the change in hurdle rate better aligns the interests of the Company and Fifth Street Management by eliminating some of the disincentive for Fifth Street Management to invest in senior assets, with lower absolute, yet higher risk adjusted returns, when market conditions warrant and incentivizing Fifth Street Management to make such investments. Additionally, the hurdle rate under the Current Investment Advisory Agreement was put in place in 2008, which was a different competitive and market environment. Since that time, the broader middle market has experienced yield compression and the Board believes that the revised hurdle rate is more appropriate for the current low interest rate environment. The Board believes this is a prudent move, one that is in line with the Company’s peers, and over the long-term should allow for a more stable net asset value for the Company and return on equity for the Company’s stockholders.

The Board noted that several of the Company’s competitors including Apollo Investment Corporation, Ares Capital Corporation and Prospect Capital Corporation, currently pay incentive fees to their respective investment advisers based on 7.0% hurdle rates. The Board noted that in a market where investment risk is increasing (as evidenced by increasing leverage and lower pricing) and where many of the Company’s business development company competitors pay incentive fees to their investment advisers based on 7.0% hurdle rates, better aligning the interests of the Company and Fifth Street Management may assist Fifth Street Management in retaining and competing for skilled investment professionals.

Nature, Extent and Quality of Services Provided

The Board considered Fifth Street Management’s specific responsibilities in all aspects of day-to-day investment management of the Company, noting that the services to be provided under the New Investment Advisory Agreement are identical to those services provided under the Current Investment Advisory Agreement. They noted that Fifth Street Management has been the investment adviser to the Company since the Company’s inception. The Board also noted that Fifth Street Management has an 18-year investment track record and has committed over $10 billion of loans to small and mid-sized businesses since its founding in 1998.

In considering the nature, extent and quality of the investment management services to be provided by Fifth Street Management, the Board noted that it had previously reviewed the responses of Fifth Street Management to a detailed series of questions which included, among other things, information about the background and experience of its management and investment professionals. The Board considered its experience with Fifth Street Management providing investment advisory services to the Company as well as the quality of Fifth Street Management’s compliance infrastructure and past reports from the Company’s Chief Compliance Officer.

The Board also considered other investment management services to be provided to the Company, such as monitoring adherence to the Company’s investment restrictions and monitoring compliance with various Company policies and procedures and with applicable securities regulations. Based on the factors above, as well as those discussed below, the Board concluded that it was satisfied with the nature, extent and quality of the services to be provided to the Company by Fifth Street Management.

Investment Performance

The Board considered that Fifth Street Management has demonstrated a strong track record of funding portfolio companies. The Board noted that Fifth Street Management has a robust underwriting process and structures the Company’s loan investments through its rigorous credit process, focusing on the Company’s limited energy exposure, absence of exposure to CLOs, its focus on senior secured, floating rate loans and the attractive returns realized by its joint venture. They also noted that the weighted average debt yield on the portfolio of 10.4% as of September 30, 2016 was in line with the 10.4% median of the peer group and less than the average of 11.0%, which was partially due to limited exposure to cyclical sectors and hyper-levered products. They discussed that, based on data from S&P Global Leveraged Commentary & Data Middle Market Quarterly 3Q2016, the Company’s originated investments are lower levered and offer a higher yield compared to the broader middle market. The Board discussed the Company’s 2017 business plan, as provided by Fifth Street Management, and certain proposed operational enhancements to seek to improve performance for the 2017 fiscal year. The Board also noted that the Company has a high quality diversified portfolio, comprised of 78.0% senior secured loans as of September 30, 2016, and a strong balance sheet with diversified long-term funding sources.

The Board observed that the Company’s share price performance was weak, due to many headwinds. As of January 6, 2017, the stock price had declined 13.3% over the prior twelve months, and the Company’s shares were trading at a 29.6% discount to net asset value as compared to an 8% discount across the peer group. They noted, however, that the overall return on equity had decreased only slightly since December 2013 and that from February 19, 2016, the date of a settlement with RiverNorth Capital Management, LLC and certain of its affiliates and funds was announced, to January 6, 2017 the Company’s total returns had been consistent with those of the peer group. The Board also noted that greater than 15% of the Company’s stock is held by insiders, which aligns interests of the management team. The Board also discussed that the Company had produced sufficient income to cover its quarterly dividend on a per share basis (excluding non-recurring incremental professional fees) for seven consecutive quarters.

Costs of Services Provided and Economies of Scale; Profitability

The Board considered the costs the Company incurs, noting that overall general administrative expenses of the Company (excluding non-recurring incremental professional expenses in the 2016 fiscal year) as a percentage of average assets had decreased by 50% since 2009 and remained stable as a percentage of average assets from 2015 to 2016 notwithstanding a small decrease in the Company’s asset base. The Board also discussed the Company’s expense ratio, which is the ratio of total non-interest expenses (excluding non-recurring incremental professional expenses in the 2016 fiscal year) to total assets, noting that it was consistent with the peer group median and had decreased from 3.5% in the 2015 fiscal year to 3.2% in the 2016 fiscal year. The Company’s efficiency ratio, which is the ratio of total non-interest expenses to total investment income, was slightly higher than the peer group median although it decreased from 45.2% in the 2015 fiscal year to 39.8% in the 2016 fiscal year.

The Board considered the extent to which economies of scale may be realized as the Company grows. The Board noted that economies of scale are difficult to generate when investing in originated debt investments and that no member of the peer group had implemented fee breakpoints.

The Board also reviewed information regarding the profitability to Fifth Street Management from its relationship with the Company, noting that Fifth Street Management does not derive any material indirect benefits from its relationship with the Company. Based on its review and evaluation of the information provided, the Board concluded within the context of its overall determinations regarding the New Investment Advisory Agreement that Fifth Street Management’s expected profitability supported the Board’s decision to approve the New Investment Advisory Agreement.

Comparison of Management Fee and Expense Ratio to Other Business Development Companies

The Board reviewed and considered comparative data with respect to the expense ratios and the amount and structure of the expenses paid by the peer group. The Board noted that the Company’s base management fee of 1.75% of gross assets (net of cash and cash equivalents) under the New Investment Advisory Agreement is the median of base management fees charged by the peer group. They also noted that the exclusion of cash and cash equivalents from the calculation is more beneficial to stockholders than certain other fee structures in the peer group.

The Board also discussed that the total return hurdle on the incentive fee in the New Investment Advisory Agreement represented a more conservative fee structure compared to many other business development companies. The Board also discussed how the New Investment Advisory Agreement will better align the interests of Fifth Street Management and the Company’s stockholders, including through a focus on long-term total return through generation of current income on debt investments and, to a lesser extent, capital appreciation on equity investments. They also noted that only one of the four members of the peer group has a total return hurdle provision. Finally, the Board discussed the circumstances in which the overall fees payable to Fifth Street Management might increase under the New Investment Advisory Agreement as compared to the Current Investment Advisory Agreement. Based on the information reviewed and the considerations detailed above, the Board, including the Independent Directors, concluded that the fee and expense structure is fair and reasonable in relation to the services to be provided under the New Investment Advisory Agreement.

Experience of Management Team and Personnel

The Board discussed the experience of current key personnel of Fifth Street Management and the Company, including the four members of the Fifth Street Management Executive Committee: Leonard M. Tannenbaum, Bernard D. Berman, Patrick J. Dalton and Alexander C. Frank. Particular focus was given to the appointment of Patrick Dalton as Chief Executive Officer and a member of the Board, as well as Co-President of Fifth Street Asset Management Inc., effective January 2, 2017, with the Board noting that Mr. Dalton had assumed responsibility for all aspects of the Company’s investment and operating strategy and discussing his prior experience, including service as chief executive officer of Gordon Brothers Finance Company, a middle market finance company, and president and chief operating officer at Apollo Investment Corporation. The Board considered that all of the current key portfolio management personnel of Fifth Street Management are currently expected to continue their relationship with Fifth Street Management following effectiveness of the New Investment Advisory Agreement.

Conclusion

No single factor was determinative of the decision of our Board, including all of the independent directors, to approve the New Investment Advisory Agreement and individual directors may have weighed certain factors differently. Our Board, including all of the independent directors, unanimously voted to approve the New Investment Advisory Agreement subject to stockholder approval.

THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE NEW INVESTMENT ADVISORY AGREEMENT.

OTHER MATTERS

Other Business

The Board does not presently intend to bring any other business before the Special Meeting. As to any other business that may properly come before the Special Meeting, however, the proxies, in the form enclosed, will be voted in respect thereof in accordance with the discretion of the proxyholders.

Whether or not you expect to attend the Special Meeting, please follow the instructions on your proxy card or the enclosed voting instruction form to vote via the Internet or telephone, or sign, date and return a proxy card in the postage-paid envelope provided so that you may be represented at the Special Meeting.

Delivery of Proxy Materials

Please note that only one copy of the proxy statement or Notice of Special Meeting may be delivered to two or more stockholders of record who share an address unless we have received contrary instructions from one or more of such stockholders. We will deliver promptly, upon request, a separate copy of any of these documents to stockholders of record of at a shared address to which a single copy of such document(s) was delivered. Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by calling us collect at (203) 681-3720 or by writing to Fifth Street Finance Corp. 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830, Attention: Corporate Secretary.

Available Information

We file periodic reports, current reports, proxy statements and other information with the SEC. This information is available at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549 and on the SEC’s website at www.sec.gov. The public may obtain information on the operation of the SEC’s public reference room by calling the SEC at (202) 551-8090. This information, including our most recent Annual Report on Form 10-K, is also available free of charge by contacting us at Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830, by calling us collect at (203) 681-3600, or on our website at fsc.fifthstreetfinance.com. The information on this website is not incorporated by reference into this proxy statement.

Exhibit A

FOURTH AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

BETWEEN

FIFTH STREET FINANCE CORP.

AND

FIFTH STREET MANAGEMENT LLC

This Fourth Amended and Restated Investment Advisory Agreement (this “Agreement”) made effective as of January 1, 2017 (the “Effective Date”), by and between FIFTH STREET FINANCE CORP., a Delaware corporation (the “Company”), and FIFTH STREET MANAGEMENT LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Company is a closed-end management investment fund that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

WHEREAS, the Adviser is organized as an investment adviser that is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Company and the Adviser entered into an investment advisory agreement, dated December 14, 2007 (the “Original Advisory Agreement”);

WHEREAS, the Company and the Adviser entered into an amended and restated investment advisory agreement, dated April 30, 2008 (the “First Amended and Restated Advisory Agreement”), which amended and restated in its entirety the Original Advisory Agreement; and

WHEREAS, the Company and the Adviser entered into an amended and restated investment advisory agreement, dated May 2, 2011 (the “Second Amended and Restated Advisory Agreement”), which amended and restated in its entirety the First Amended and Restated Advisory Agreement; and

WHEREAS, the Company and the Adviser entered into an amended and restated investment advisory agreement, effective January 1, 2016 (the “Third Amended and Restated Advisory Agreement”), which amended and restated in its entirety the Second Amended and Restated Advisory Agreement; and

WHEREAS, the Company and the Adviser further desire to amend and restate in its entirety the Third Amended and Restated Advisory Agreement in order to revise the incentive fee structure.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Duties of the Adviser.

(a) The Company hereby employs the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company, (the “Board”) for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions that are set forth in the reports and/or registration statements that the Company files with the Securities and Exchange Commission (the “SEC”) from time to time; (ii) during the term of this Agreement in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s charter and by-laws; and (iii) in accordance with the Investment Company Act. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement (A) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (B) identify, evaluate and negotiate the structure of the investments made by the Company; (C) close, monitor and service the Company’s investments; (D) determine the securities and other assets that the Company shall purchase, retain, or sell; (E) perform due diligence on prospective portfolio companies; and (F) provide the

Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. The Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to obtain debt financing, the Adviser shall arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board.

(b) The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c) The Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Company’s investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Adviser and the Company. The Adviser and not the Company shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law.

(d) The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(e) Subject to review by and the overall control of the Board, the Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company’s request, provided that the Adviser may retain a copy of such records.

2. Company’s Responsibilities and Expenses Payable by the Company.

All personnel of the Adviser, when and to the extent engaged in providing investment advisory services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Company. The Company shall bear all other costs and expenses of its operations and transactions, including (without limitation) fees and expenses relating to: organizational and offering expenses; the investigation and monitoring of the Company’s investments; the cost of calculating the Company’s net asset value; the cost of effecting sales and repurchases of shares of the Company’s common stock and other securities; management and incentive fees payable pursuant to this Agreement; fees payable to third parties relating to, or associated with, making investments and valuing investments (including third-party valuation firms); transfer agent and custodial fees; fees and expenses associated with marketing efforts (including attendance at investment conferences and similar events); federal and state registration fees; any exchange listing fees; federal, state and local taxes; independent directors’ fees and expenses; brokerage commissions; costs of proxy statements, stockholders’ reports and notices; costs of preparing government filings, including periodic and current reports with the SEC; fidelity bond, liability insurance and other insurance premiums; and printing, mailing, independent accountants and outside legal costs and all other direct expenses incurred by either the Company’s administrator, currently FSC CT, LLC, or the Company in connection with administering the Company’s business, including payments under the Company’s administration agreement with its administrator (as in effect from time to time, the “Administration Agreement”) that are based upon the Company’s allocable portion of overhead and other expenses incurred by the Company’s administrator in performing its obligations under the Administration Agreement and the compensation of the Company’s chief financial officer and chief compliance officer, and their respective staffs.

3. Compensation of the Adviser.

The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Adviser may agree to temporarily or permanently waive, in whole or in part, the Base Management Fee and/or the Incentive Fee. See Appendix A for examples of how these fees are calculated.

(a) Effective as of January 1, 2016, the Base Management Fee shall be calculated at an annual rate of 1.75% of the Company’s gross assets, excluding any cash and cash equivalents. For purposes of this Agreement, the term “cash and cash equivalents” will have the meaning ascribed to it from time to time in the notes to the financial statements that the Company files with the SEC. The Base Management Fee shall be payable quarterly in arrears, and shall be calculated based on the value of the Company’s gross assets at the end of each fiscal quarter, and appropriately adjusted for any equity capital raises or repurchases during such quarter. The Base Management Fee for any partial month or quarter shall be appropriately prorated.

(b) Incentive Fee.  The Incentive Fee shall consist of two parts, as follows:

(i) The first part, referred to as the “Subordinated Incentive Fee on Income,” shall be calculated and payable quarterly in arrears based on the Company’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter. The payment of the Subordinated Incentive Fee on Income shall be subject to payment of a preferred return to investors each quarter, expressed as a rate of return on the value of the Company’s net assets at the end of the most recently completed fiscal quarter, of 1.75%, subject to a “catch up” feature (as described below).

For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the fiscal quarter, minus the Company’s operating expenses for the quarter (including the Base Management Fee, expenses payable under the Administration Agreement, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The calculation of the Subordinated Incentive Fee on Income for each quarter is as follows:

(A) No Subordinated Incentive Fee on Income shall be payable to the Adviser in any fiscal quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the preferred return rate of 1.75% (the “Preferred Return”) on net assets;

(B) 100% of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the Preferred Return but is less than or equal to 2.1875% in any fiscal quarter shall be payable to the Adviser. This portion of the Company’s Subordinated Incentive Fee on Income is referred to as the “catch up” and is intended to provide the Adviser with an incentive fee of 20% on all of the Company’s Pre-Incentive Fee Net Investment Income when the Company’s Pre-Incentive Fee Net Investment Income reaches 2.1875% on net assets in any fiscal quarter; and

(C) For any quarter in which the Company’s Pre-Incentive Fee Net Investment Income exceeds 2.1875% on net assets, the Subordinated Incentive Fee on Income shall equal 20% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, as the Preferred Return and catch-up will have been achieved;

provided that, in the event the cumulative Subordinated Incentive Fee on Income accrued for the Lookback Period (after giving effect to any reduction(s) pursuant to this paragraph for any prior fiscal quarters of the Lookback Period but not the quarter of calculation) exceeds 20.0% of the cumulative net increase in net assets resulting from operations during the Lookback Period, then the

Subordinated Incentive Fee on Income for the quarter shall be reduced by an amount equal to (1) 25% of the Subordinated Incentive Fee on Income calculated for such quarter (prior to giving effect to any reduction pursuant to this paragraph) less (2) any Base Management Fees waived by the Adviser for such fiscal quarter. For the foregoing purpose, the “cumulative net increase in net assets resulting from operations” is an amount, if positive, equal to the sum of Pre-Incentive Fee Net Investment Income, Base Management Fees, realized gains and losses and unrealized capital appreciation and depreciation of the Company for the Lookback Period. “Lookback Period” means (1) through December 31, 2019, the period which commences on the Effective Date and ends on the last day of the fiscal quarter for which the Subordinated Incentive Fee on Income is being calculated, and (2) after December 31, 2019, the fiscal quarter for which the Subordinated Incentive Fee on Income is being calculated and the eleven preceding fiscal quarters.

(ii) The second part of the Incentive Fee, referred to as the “Incentive Fee on Capital Gains,” shall be determined and payable in arrears as of the end of each fiscal year (or upon termination of the investment advisory agreement, as of the termination date), and shall equal 20% of the Company’s realized capital gains, if any, on a cumulative basis from inception through the end of each fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

4. Covenants of the Adviser.

The Adviser covenants that it will maintain its registration as an investment adviser under the Advisers Act. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5. Brokerage Commissions.

The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company.

6. Other Activities of the Adviser.

The services of the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, member (including its members and the owners of its members), officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Company, subject to the Adviser’s right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

7. Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, member, officer or employee of the Adviser is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, member, officer and/or employee of the Adviser shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, member, officer or employee of the Adviser or under the control or direction of the Adviser, even if paid by the Adviser.

8. Limitation of Liability of the Adviser; Indemnification.

The Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Adviser) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Adviser, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement.

9. Effectiveness, Duration and Termination of Agreement.

This Agreement shall become effective as of the Effective Date; provided, that this Agreement shall not have any effect on the fees which were paid to the Adviser pursuant to the Third Amended and Restated Advisory Agreement for the fiscal quarter ended December 31, 2016. This Agreement shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Board or a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act and each of whom is an “independent director” under applicable New York Stock Exchange listing standards. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company, or by the vote of the Company’s directors or by the Adviser. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). The provisions of Paragraph 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

10. Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

11. Amendments.

This Agreement may be amended by mutual consent.

12. Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of New York. For so long as the Company is regulated as a BDC under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control. To the fullest extent permitted by law, in the event of any dispute arising out of the terms and conditions of this Agreement, the parties hereto consent and submit to the jurisdiction of the courts of the State of New York in the county of New York and of the U.S. District Court for the Southern District of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

FIFTH STREET FINANCE CORP.

By:	Name: Patrick Dalton Title: Chief Executive Officer

FIFTH STREET MANAGEMENT LLC

By:	Name: Title:

Appendix A

Example 1: Income Related Portion of Incentive Fee for Each Fiscal Quarter

Alternative 1

Assumptions

Preferred Return = 1.75%

Net assets at end of most recently completed quarter = $1.1 billion

Investment income (including interest, dividends, fees, etc.) = $30 million
Management fee(1) = $9 million
Other expenses (legal, accounting, custodian, transfer agent, etc.)(2) = $6 million
Pre-Incentive Fee Net Investment Income
(investment income – (management fee + other expenses) = $15 million
Pre-incentive Fee Net Investment Income as % of net assets at prior quarter end = 1.3636%
Cumulative Subordinated Incentive Fee on Income accrued for Lookback Period = $5 million
Cumulative net increase in net assets resulting from operations during Lookback Period = $100 million

Pre-Incentive Fee Net Investment Income does not exceed the Preferred Return, therefore there is no Subordinated Incentive Fee on Income.

Alternative 2

Assumptions

Preferred Return = 1.75%

Net assets at end of most recently completed quarter = $1.1 billion

Investment income (including interest, dividends, fees, etc.) = $35 million
Management fee(1) = $9 million
Other expenses (legal, accounting, custodian, transfer agent, etc.)(2) = $6 million
Pre-Incentive Fee Net Investment Income
(investment income – (management fee + other expenses) = $20 million
Pre-incentive Fee Net Investment Income as % of net assets at prior quarter end = 1.8182%
Cumulative Subordinated Incentive Fee on Income accrued for Lookback Period = $5 million
Cumulative net increase in net assets resulting from operations during Lookback Period = $100 million

Subordinated Incentive fee = 100% × Pre-Incentive Fee Net Investment Income (subject to “catch-up”)(3)

= 100% × (1.8182% – 1.75%)

= 0.0682% × $1.1 billion = $750,200

Pre-Incentive Fee Net Investment Income exceeds the Preferred Return, but does not fully satisfy the “catch-up” provision, therefore the Subordinated Incentive Fee on Income is 0.0682% of net assets at prior quarter end or $750,200.

Alternative 3

Assumptions

Preferred Return = 1.75%

Net assets at end of most recently completed quarter = $1.1 billion

Investment income (including interest, dividends, fees, etc.) = $40 million
Management fee(1) = $9 million
Other expenses (legal, accounting, custodian, transfer agent, etc.)(2) = $6 million
Pre-Incentive Fee Net Investment Income
(investment income – (management fee + other expenses) = $25 million
Pre-incentive Fee Net Investment Income as % of net assets at prior quarter end = 2.2727%
Cumulative Subordinated Incentive Fee on Income accrued for Lookback Period = $5 million
Cumulative net increase in net assets resulting from operations during Lookback Period = $100 million

Subordinated Incentive fee = 100% × Pre-Incentive Fee Net Investment Income (subject to “catch-up”)(3)

Subordinated Incentive fee = 100% × “catch-up” + (20% × (Pre-Incentive Fee Net Investment Income – 2.1875%))

Catch up = 2.1875% – 1.75%

    = 0.4375%

Subordinated Incentive fee = (100% × 0.4375%) + (20% × (2.2727% – 2.1875%))

    = 0.4375% + (20% × 0.0852%)

    = 0.4375% + 0.0174%

    = 0.4545% × $1.1 billion = $5 million

Pre-Incentive Fee Net Investment Income exceeds the Preferred Return, and fully satisfies the “catch-up” provision, therefore the Subordinated Incentive Fee on Income is 0.4545% of net assets at prior quarter end or $5 million.

Alternative 4

Assumptions

Preferred Return = 1.75%

Net assets at end of most recently completed quarter = $1.1 billion

Investment income (including interest, dividends, fees, etc.) = $40 million
Management fee(1) = $9 million
Other expenses (legal, accounting, custodian, transfer agent, etc.)(2) = $6 million
Pre-Incentive Fee Net Investment Income
(investment income – (management fee + other expenses) = $25 million
Pre-incentive Fee Net Investment Income as % of net assets at prior quarter end = 2.2727%
Cumulative Subordinated Incentive Fee on Income accrued for Lookback Period = $5 million
Cumulative net increase in net assets resulting from operations during Lookback Period = $25 million

Subordinated Incentive fee = 100% × Pre-Incentive Fee Net Investment Income (subject to “catch-up”)(3)

Subordinated Incentive fee = 100% × “catch-up” + (20% × (Pre-Incentive Fee Net Investment Income – 2.1875%))

Catch up = 2.1875% – 1.75%

    = 0.4375%

Subordinated Incentive fee = (100% × 0.4375%) + (20% × (2.2727% – 2.1875%))

    = 0.4375% + (20% × 0.0852%)

    = 0.4375% + 0.0174%

    = 0.4545% × $1.1 billion = $5 million

Cumulative Subordinated Incentive Fee on Income accrued for Lookback Period = $5 million

Cumulative net increase in net assets resulting from operations during Lookback Period = $20 million × 20% = $4 million

Reduction of Subordinated Incentive Fee on Income = $5 million × 25% = $1.25 million

Subordinated Incentive Fee on Income after reduction = $3.75 million

Pre-Incentive Fee Net Investment Income exceeds the Preferred Return, and fully satisfies the “catch-up” provision, therefore the Subordinated Incentive Fee on Income is 0.4545% of net assets at prior quarter end or $5 million. However, since the cumulative Subordinated Incentive Fee on Income accrued for the Lookback Period exceeds the cumulative net increase in net assets resulting from operations during the Lookback Period, the Subordinated Incentive Fee on Income is reduced by 25% to $3.75 million.

(1)	Represents 1.75% annualized base management fee.
(2)	Excludes organizational and offering expenses.
(3)	The “catch-up” provision is intended to provide the Adviser with a subordinated incentive fee of 20% on all Pre-Incentive Fee Net Investment Income as if a preferred return did not apply when the Company’s Pre-Incentive Fee Net Investment Income exceeds 2.1875% in any quarter.

Example 2: Capital Gains Portion of Incentive Fee(*):

Alternative 1:

Assumptions

Year 1: $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”)

Year 2: Investment A sold for $50 million and fair market value (“FMV”) of Investment B determined to be $32 million

Year 3: FMV of Investment B determined to be $25 million

Year 4: Investment B sold for $31 million

The capital gains portion of the incentive fee would be:

Year 1: None

Year 2: Capital gains incentive fee of $6 million ($30 million realized capital gains on sale of Investment A multiplied by 20%)

Year 3: None  $5 million (20% multiplied by ($30 million cumulative capital gains less $5 million cumulative capital depreciation)) less $6 million (previous capital gains fee paid in Year 2)(1)

Year 4: Capital gains incentive fee of $200,000  $6.2 million ($31 million cumulative realized capital gains multiplied by 20%) less $6 million (capital gains incentive fee taken in Year 2)

Alternative 2

Assumptions

Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”)

Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million

Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million

Year 4: FMV of Investment B determined to be $35 million

Year 5: Investment B sold for $20 million

The capital gains incentive fee, if any, would be:

Year 1: None

Year 2: $5 million capital gains incentive fee  20% multiplied by $25 million ($30 million realized capital gains on Investment A less unrealized capital depreciation on Investment B)

Year 3: $1.4 million capital gains incentive fee  $6.4 million (20% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million unrealized capital depreciation)) less $5 million capital gains incentive fee received in Year 2

Year 4: None

Year 5: None  $5 million (20% multiplied by $25 million (cumulative realized capital gains of $35 million less realized capital losses of $10 million)) less $6.4 million cumulative capital gains incentive fee paid in Year 2 and Year 3(2)

*	The hypothetical amounts of returns shown are based on a percentage of the Company’s total net assets and assume no leverage. There is no guarantee that positive returns will be realized and actual returns may vary from those shown in this example.
(1)	As illustrated in Year 3 of Alternative 1 above, if the Company were to be wound up on a date other than its fiscal year end of any year, the Company may have paid aggregate capital gains incentive fees that are more than the amount of such fees that would be payable if the Company had been wound up on its fiscal year end of such year.
(2)	As noted above, it is possible that the cumulative aggregate capital gains fee received by the Adviser ($6.4 million) is effectively greater than $5 million (20% of cumulative aggregate realized capital gains less net realized capital losses or net unrealized depreciation ($25 million)).